Exhibit 4.1

  NUMBER                                                              SHARES
_____________                                                      _____________

              INCORPORATED UNDER THE LAWS OF THE STATE OF COLORADO
                           HIGH-TECH INDUSTRIES, INC.

                    TOTAL AUTHORIZED ISSUE 60,000,000 SHARES
                                                                 See Reverse for
                                                             Certain Definitions

50,000,000 SHARES PAR VALUE $.001 EACH    10,000,000 SHARES PAR VALUE $.001 EACH
           COMMON STOCK                                  PREFERRED STOCK


         "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. The shares have been acquired for investment and may not be offered, sold or otherwise transferred in the absence of an effective registration statement with respect to the shares of an exemption from the registration requirements of said act that is then applicable to the shares, as to which a prior opinion of counsel may be required by the issuer or the transfer agent."

         This is to Certify that is the owner of________________________________
fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender this Certificate properly endorsed.

         Witness, the seal of the Corporation and the signatures of its duly authorized officers.

         Dated


                                                   _
                                                      Kurt A. Moore, President